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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported) JULY 18, 2001

                             OAKHURST COMPANY, INC.
             (Exact name of registrant as specified in its charter)

          DELAWARE                 33-39954                      25-1655321
(State or other jurisdiction      (Commission                 (I.R.S. Employer
     of  incorporation)           File Number)               Identification No.)

     2751 Centerville Road
           Suite 3131
       Wilmington, Delaware                                        19808
(Address of principal executive offices)                         (Zip code)

Registrant's telephone number, including area code: (817) 416-0717

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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

On July 18, 2001 Oakhurst Company, Inc. (the "Company") completed the purchase of outstanding capital stock of Sterling Construction Company, Inc., a Delaware corporation ("Sterling") increasing its ownership of Sterling common stock to 80.1%. The purchase is effective as from July 13, 2001.

Sterling is a heavy civil construction company based in Houston that specializes in municipal and state highway contracts for paving, bridge, water and sewer, and light rail. For its fiscal year ended September 30, 2000 Sterling reported revenues of $76 million, Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA") of $8.5 million, and pre-tax profits of $5.8 million. For the six months ended March 31st, 2001 Sterling reported unaudited results reflecting revenues of $36 million, EBITDA of $3.2 million, and pre-tax profits of $1.4 million. At June 30th, 2001 Sterling had a contract backlog of approximately $124 million resulting from high levels of infrastructure spending in the company's market-place supported by the expansion of Sterling's equipment fleet.

Consideration for the additional Sterling shares acquired consisted of approximately 1,125,000 shares of Oakhurst common stock, payments aggregating $9.9 million, the issuance of approximately $2.4 million of four-year Oakhurst subordinated zero coupon notes (with a maturity value of approximately $3.8 million, together with warrants to purchase 304,000 Oakhurst shares), and the issuance by Sterling of $6 million of subordinated debt repayable over three years.

Funding for the cash portion of the Sterling transaction was provided principally by borrowings by Sterling under its bank revolving credit agreement, and by the issuance by Oakhurst to UK-based North Atlantic Smaller Companies Investment Trust ("NASCIT") of approximately 605,000 shares of Oakhurst common stock and approximately $2.6 million of subordinated zero coupon notes (with a maturity value of approximately $4.1 million, together with warrants to purchase 323,000 Oakhurst shares), for aggregate proceeds of $3.5 million.

Sterling will be operated in the same manner as it was operated prior to the acquisition, employing the same management and other personnel, including members of the Senior management who each entered into a employment agreements with Sterling at the closing. In addition, the President of Sterling has been elected the Chief Executive Officer of the Company and Sterling's Chief Financial Officer has been elected President and Chief Operating Officer of the Company.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(a) It is not possible to file Regulation S-X financial statements of Sterling at the date of the filing of this report. Those financial statements will be filed by an amendment of this Form 8-K before the expiration of the sixty-day period provided in the rules.

(b) It is also not possible to file Regulation S-X pro forma financial information at the date of the filing of this report. That financial information will be filed by an amendment of this Form 8-K before the expiration of the sixty-day period provided in the rules.

(c)  Exhibits. Press Release Dated July 19, 2001

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                       OAKHURST COMPANY, INC.


Date: July 31, 2001                    By: /s/ Maarten D. Hemsley
                                           -------------------------------------
                                           Maarten D. Hemsley
                                           Chief Financial Officer

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                                  EXHIBIT INDEX

EXHIBIT
NUMBER            DESCRIPTION
-------           -----------

  99              Press Release Dated July 19, 2001

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